EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of the date indicated below on the acceptance page hereof, by and between DYNARESOURCE, INC., a Delaware corporation (the “Company”) and OCEAN PARTNERS UK LIMITED (“Purchaser”).

RECITALS

The Company and Purchaser entered into a Memorandum of Understanding dated June 29, 2023 (the “MOU”), pursuant to which, among other things, the Company and Purchaser agreed to extend the term of the Gold Concentrate Purchase Agreement dated February 1, 2021, as amended (the “Offtake Agreement”) by and between the Company’s affiliate, DynaResource de Mexico, SA de CV (“Dyna Mex”), and Purchaser’s affiliate, MK Metal Trading Mexico SA de CV (“Buyer”), and to enter into this Agreement. Contemporaneously with this Agreement, Dyna Mex and Buyer are entering into an Amendment Agreement to amend the Offtake Agreement.

On the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, one million (1,000,000) shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) for a purchase price of Five Dollars ($5.00) per share (Five Million Dollars ($5,000,000.00) in the aggregate) (the “Purchase Price”).

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, it is agreed as follows:

1. PURCHASE AND SALE OF SHARES.

1.1. Purchase and Sale. In reliance upon the representations and warranties of the Company and Purchaser contained herein and subject to the terms and conditions set forth herein, at the Closing (as defined below), Purchaser shall purchase, and the Company shall sell and issue to Purchaser, the Shares in exchange for the Purchase Price. Upon issuance of the Shares, Purchaser shall pay the Purchase Price to the Company by wire transfer of good funds to the account specified by the Company.

2. CLOSING.

2.1. Date and Time. The sale of Shares will take place at a closing (the “Closing”) that shall take place at the offices of the Company or at such other place (or remotely) as the Company and Purchaser shall agree in writing (each, a “Closing Date”) on or about _______________, 2023.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As a material inducement to Purchaser to enter into this Agreement and to purchase the Shares, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

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3.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted. The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a Material Adverse Effect, as defined herein.

3.2. Capitalization. As of July 17, 2023, the Company was authorized to issue 60,001,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock (the “Common Stock”) and 20,001,000 shares of Preferred Stock (the “Preferred Stock”), of which 22,246,654 shares of Common Stock, 1,734,992 shares of Series C Preferred Stock, and 760,000 shares of Series D Preferred Stock were issued and outstanding. All outstanding shares of the Company’s capital stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights. There is only one class and series of Common Stock of the Company, without any special series, rights, preferences or designations assigned to any particular shares of Common Stock.

3.3. Authorization and Enforcement. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.

3.4. Reservation and Valid Issuance of Shares. Upon payment of the Purchase Price and issuance of the Shares, the Shares will be duly authorized, validly issued fully paid and non-assessable.

3.5. No Conflict, Breach, Violation or Default; Third Party Consents. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Amended and Restated Certificate of Incorporation, as amended, or the Company’s Bylaws, both as in effect on the date hereof (collectively, the “Company Documents”), (ii) any shareholder agreement or voting agreement to which any officer, director or holder of more than 5% of the Company’s securities is a party to, (iii) any statute, rule, regulation or order of any governmental agency, self regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iv) any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject; except in the case of each of clauses (iii) and (iv), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No approval of or filing with any governmental authority or other third party entity or person is required for the Company to enter into, execute or perform this Agreement or any Transaction Document.

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3.6. No Material Adverse Change. Since December 31, 2022, except as identified and described in the SEC Reports (as defined below), there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of the Company except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect on the Company’s assets, properties, financial condition, operating results or business of the Company taken as a whole other than an effect primarily or proximately resulting from (A) changes in general economic or market conditions affecting the industry generally in which the Company operates, which changes do not disproportionately affect the Company as compared to other similarly situated participants in the industry in which the Company operates; (B) changes in applicable law or GAAP; and (C) acts of terrorism, war or natural disasters which do not disproportionately affect the Company (as such business is presently conducted) (a “Material Adverse Effect”), individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets, licenses, government permits, self regulatory agency permit or license, or properties of the Company;

(iv) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which has not had a Material Adverse Effect;

(vi) any change or amendment to Company documents, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii) any material labor difficulties, labor disputes, non-compete or similar disputes, or labor union organizing activities with respect to employees of the Company;

(viii) any material transaction entered into by the Company other than in the ordinary course of business;

(ix) the loss of the services of any key employee, salesperson, or material change in the composition or duties of the senior management of the Company;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;

(xi) any default of any indebtedness or, to the knowledge of the Company, breach of contract agreement, in each case with aggregate liabilities of greater than $250,000; or

(xii) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

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3.7. SEC Reports and Financial Statements.

(i) SEC Reports. The Company has made available to Purchaser through the SEC’s EDGAR system accurate and complete copies (excluding copies of exhibits) of each report, quarterly report, annual report, current report, registration statement, and definitive proxy statement or information statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since December 31, 2022 (collectively, the “SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. To the Company’s Knowledge, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “1934 Act”), as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Financial Statements. The financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing and as of the date of the Closing; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All adjustments considered necessary for a fair presentation of the financial statements have been included.

(iii) Securities Law Compliance. Assuming the accuracy of the representations and warranties of Purchaser, set forth in Section 4 of this Agreement, the offer and sale of the Shares will constitute an exempted transaction under the Securities Act, and registration of the Shares is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the “blue sky” laws of any state in connection with the offer and sale of the Shares, which filings will be made in a timely manner.

3.8. Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity. For the purposes of this agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

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3.9. Title to Properties. Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

3.10. Litigation. Except as disclosed in the SEC Reports, there are no pending material actions, suits or proceedings against or affecting the Company, or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated against the Company.

3.11. No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares. “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents warrants and covenants with the Company as follows:

4.1. Legal Power. Purchaser has the limited liability company power and is authorized to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement or any other Transaction Documents to which it is a party.

4.2. Due Execution. The execution and performance of the terms under this Agreement, have been duly authorized, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of Purchaser.

4.3. Access to Information. Purchaser understands that an investment in the Shares involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Purchaser has been given full and complete access to the Company for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Shares. Purchaser represents that Purchaser has received and reviewed copies of the SEC Reports. Purchaser represents that Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as Purchaser or Purchaser’s investor’s representatives necessary to make an informed investment decision to purchase the Shares.

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4.4. Restricted Securities.

(i) Purchaser has been advised that none of the Shares have been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Regulation S thereunder, and that the Company’s reliance upon Section 4(a)(2) and/or Rule 506 of Regulation D is predicated in part on such Purchaser representations as contained herein. Purchaser acknowledges that the Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.

(ii) Purchaser represents that Purchaser is acquiring the Shares for Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

(iii) Purchaser understands and acknowledges that the certificates representing the Shares will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THE SECURITIES ARE SOLD PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. NOTWITHSTANDING THE FOREGOING, NO NOTICE TO OR CONSENT OF THE COMPANY SHALL BE REQUIRED IN CONNECTION WITH ANY SUCH SALE OR TRANSFERS.”

(iv) Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions. Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Shares. Purchaser is an “accredited investor” as defined in Rule 501 of the Securities Act.

4.5. Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser’s financial condition. Purchaser, either alone or with such Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

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4.6. No Advertising. Purchaser has not received any general solicitation or advertising regarding the offer of the Shares.

4.7. Public Statements. Purchaser agrees not to issue any public statement with respect to the Offering, Purchaser’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.

4.8. Confidential. Purchaser acknowledges that the information made available to Purchaser other than the SEC Reports is confidential and non-public and agrees that all such information shall be kept in confidence by Purchaser and neither used by Purchaser for Purchaser’s own benefit (other than in connection with this subscription) nor disclosed to any third party for any reason; provided, however, that (a) Purchaser may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to Purchaser with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision), (iii) is being disclosed pursuant to a subpoena or court order or is otherwise required to be provided by law, or (iv) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

4.9. Exempt Offering. Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

5. COVENANTS OF COMPANY.

5.1. Board Nominee. The Company shall, as soon as reasonably practicable following the issuance of the Shares to Purchaser, appoint one (1) new member to the Company’s Board of Directors, who shall be Brent Omland or another person nominated by Purchaser; provided, however, that such appointment shall be subject to approval by the Company’s Board of Directors, consent to which approval shall not to be unreasonably withheld as consistent with the Board’s fiduciary duties; provided, however, that if Purchaser’s nominee is not acceptable to the Company’s Board of Directors or chooses not to serve, then Purchaser will make a new nomination and, within two weeks thereafter, the Company’s Board of Directors will elect whether to appoint Purchaser’s new nominee (said consent not to be unreasonably withheld as consistent with the Board’s fiduciary duties), and so on until an acceptable nominee is appointed to the Board of Directors; provided, further, that said nominee shall be appointed to a term running through the first annual meeting of the Company’s shareholders following the Closing and shall be nominated for reelection by the shareholders at such meeting.

5.2. Filing of Reports. For so long as the Purchaser owns any Shares acquired hereby, the Company shall file on a timely basis, any and all SEC Reports or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the Exchange Act so as to enable sales without resale limitations, pursuant to Rule 144, as amended. The Company shall pay for all opinions or similar letters to its transfer agent, as well as pay for all transfer agent costs, relating to the removal of the Rule 144 restrictive legend on share certificates representing the Shares. For avoidance of doubt, all references herein to filings to be made on a “timely basis” shall include and mean, any extension periods permissible under Rule 12b-25 of the Exchange Act, provided that the Company has complied with such rule, but not beyond said extension date.

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6. CONDITIONS.

6.1. Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to Purchaser at the Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in their sole discretion.

(i) Accuracy of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(ii) Performance by Purchaser. Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(iv) Delivery of Purchase Price. The Purchase Price for the Shares shall be available in cleared funds and authorized by the Company and Purchaser, in their sole and absolute discretion, for distribution on such Closing in accordance with the terms hereof.

(v) Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by Purchaser to the Company.

6.2. Conditions Precedent to the Obligation of Purchaser to Close and to Purchase the Shares. The obligation hereunder of Purchaser to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

(i) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

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(ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.

(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(iv) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(v) Shares. At the Closing, the Company shall have delivered to Purchaser the Shares along with all appropriate board resolutions or other necessary documentation in order to issue the Shares in such denominations as Purchaser may request. The Company shall also deliver this Agreement, duly executed by the Company.

7. MISCELLANEOUS.

7.1. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of Delaware, and the United States District Court for the State of Delaware with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of Delaware by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 7.6, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules. THE PARTIES HERETO WAIVE TRIAL BY JURY

7.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.3. Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

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7.4. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5. Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

7.6. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by facsimile and in each case with a confirming email (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:	Dynaresource, Inc. The Urban Towers of Las Colinas 222 W. Las Colinas Blvd. Suite 1910 North Tower Las Colinas / Irving, TX 75039 Email: kdd@dynaresource.com Attention: Koy D. (“K.D.”) Diepholz

With a copy to:	Spencer Fane LLP 1000 Walnut Street, Suite 1400 Kansas City, MO 64106 Facsimile: (816) 474-3216 Email: pmirakian@spencerfane.com Attention: Pete Mirakian

If to the Purchaser:	Ocean Partners UK Limited The Pearce Building, 3rd Floor West Street, Maidenhead Berkshire, SL6 1RL UK Email: Attention: Brent Omland

With a copy to:

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7.7. Faxes, Electronic Mail and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

7.8. Expenses. Except as specifically provided herein, each party shall bear its own costs and expenses, including legal and accounting fees, in connection with this Agreement and the transactions contemplated hereunder.

7.9. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.10. Further Assurances. At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Dynaresource, Inc.

By:
Name:	K.D. Diepholz
Title:	Chairman / CEO

Ocean Partners UK Limited

By:
Name:	Zekeriya Turhal	Siva Pillay
Title:	Director	Director

[Signature page to Stock Purchase Agreement]

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